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                                                      Exhibit 23












                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-54360) pertaining to The MPB Corporation Employees' Savings Plan of our report dated May 17, 1994, with respect to the financial statements and schedules of The MPB Corporation Employees' Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



                                  ERNST & YOUNG

Manchester, New Hampshire
June 24, 1994